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                                                                       EXHIBIT 1

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") dated as of July 26, 2000, between Digital Lava Inc., a Delaware corporation (the "COMPANY"), and each of the Persons who have executed this Agreement and are named in Annex A hereto (each, an "INVESTOR" and, collectively, the "INVESTORS").

     Execution and delivery of this Agreement by the parties hereto are conditions to each Investor purchasing Shares (as defined below) from the Company under the Subscription Agreement (as defined below). Accordingly, the parties hereto hereby agree as follows:

     1. DEFINITIONS. Unless the context otherwise requires, the terms defined in this Section 1 have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of such terms:

     "BOARD" means the Board of Directors of the Company.

     "CLOSING DATE" has the meaning given in the Subscription Agreement; PROVIDED that if there is more than one Closing Date pursuant to the Subscription Agreement, this term shall refer to the latest such Closing Date.

     "COMMON STOCK" means the common stock, par value $.0001 per share, of the Company.

     "COMMISSION" means the Securities and Exchange Commission.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "HOLDER" means the record owner of Registrable Securities.

     "HOLDERS OF A MAJORITY OF THE REGISTRABLE SECURITIES" means the Person or Persons who are the Holders of at least two-thirds of the Registrable Securities then outstanding.

     "PERSON" means any natural person, corporation, trust, association, limited liability company, partnership, joint venture or other entity and any government, governmental agency, instrumentality or political subdivision.

     "REGISTER", "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

     "REGISTRABLE SECURITIES" means the Shares if and so long as (i) they have not been sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction; or (ii) they have not been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect to such Shares are removed upon the consummation of such sale; or (iii) they could not be sold in any 90-day period pursuant to Rule 144 promulgated under the Securities Act.


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     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SHARES" means the shares of Common Stock sold and issued to the Investors pursuant to the Subscription Agreement.

     "SUBSCRIPTION AGREEMENT" means one or more Subscription Agreements of even date herewith between the Company and each Investor relating to the purchase and sale of the Shares.

     2.   REQUIRED REGISTRATION

          (a) Subject to the receipt of all necessary information from the Investors, the Company shall prepare and file a registration statement on Form S-3 under the Securities Act covering the Registrable Securities (the "REGISTRATION STATEMENT"), on or before the date that is sixty (60) days after the Closing Date (the "FILING DATE"), and shall use its commercially reasonable efforts to cause such Registration Statement to become effective within one hundred twenty (120) days after the Closing Date (the "EFFECTIVENESS DATE").

          (b) If the Registration Statement is not filed on or prior to the Filing Date or declared effective on or prior to the Effectiveness Date, then at the end of each 30-day period subsequent to the Filing Date or the Effectiveness Date, as the case may be, during which the Registration Statement has not been so filed or declared effective (a "DELAY PERIOD"), up to the date of the first anniversary of the Closing Date (the "ANNIVERSARY DATE"), each Investor shall have the right with respect to each Delay Period to purchase, at a price equal to $.0001 per share (the "ADDITIONAL SHARE PRICE"), an additional number of shares of Common Stock ("ADDITIONAL SHARES") equal to 2% of the number of Shares purchased by such Investor as set forth on Annex A, rounded to the nearest whole number of Additional Shares. The Company shall promptly mail a written notice to each Investor informing it of the number of Additional Shares that it is entitled to purchase with respect to each Delay Period. The right of the Investors to purchase Additional Shares shall expire on the 90th day following the Anniversary Date. Each purchase of Additional Shares shall be subject to delivery of the Additional Share Price and to the continuing accuracy of all of the representations and warranties of each Investor set forth in the Subscription Agreement.

          (c) The Company shall use its commercially reasonable efforts to maintain the effectiveness of the Registration Statement under the Securities Act until the earliest of (i) the date that is two years after the Closing Date, and (ii) the date on which all of the Registrable Securities have been sold pursuant to the Registration Statement or no longer constitute Registrable Securities.

          (d) Notwithstanding the foregoing, if the Company is engaged in any activity or transaction or preparations or negotiations for any activity or transaction that the Company desires to keep confidential for business reasons and the Company determines in good faith that the public disclosure requirements imposed on the Company under the Securities Act in connection with a registration hereunder would require disclosure of such activity, transaction, preparation or negotiations and that such disclosure would be seriously detrimental to the Company, the Company shall have the right, by written notice to the Holders, (A) to withdraw a registration statement after filing and after such notice, but prior to the effectiveness thereof, or


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(B) suspend the effectiveness thereof for a period not to exceed 60 days;
PROVIDED that such right may not be exercised more than once in any twelve-month period.

     3.  PIGGY-BACK REGISTRATION

          (a) Unless a registration statement has been filed pursuant to Section 2 hereof and such registration remains effective (subject to Section 2(d) hereof) with respect to the Registrable Securities for the period set forth in
Section 2(c), each time the Company determines to file a registration statement under the Securities Act (other than pursuant to Section 2 hereof and other than a registration statement on Form S-4 or Form S-8 or a registration statement on Form S-1 covering solely an employee benefit plan) in connection with the proposed offer and sale for money of any of its securities, either for its own account or on behalf of any other security holder, it will give prompt written notice of its determination to all Holders of Registrable Securities. Upon the written request of a Holder of Registrable Securities given within 20 days after the receipt of such written notice, the Company will use commercially reasonable efforts to cause all such Registrable Securities, the Holders of which have so requested registration, to be included in such registration statement and registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered.


          (b) If the registration of which the Company gives written notice pursuant to Section 3(a) is for a public offering involving an underwriting, the Company will so advise the Holders as a part of its written notice. In such event, the right of any Holder to registration pursuant to this Section 3 is conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement with the underwriter or underwriters selected for such underwriting by the Company, along with the Company and the other holders distributing their securities through such underwriting; PROVIDED that such underwriting agreement is in customary form and is reasonably acceptable to the Holders of a majority of the Registrable Securities requesting to be included in such registration.


          (c) Notwithstanding any other provision of this Section 3, if the managing underwriter of an underwritten distribution advises the Company and the Holders of the Registrable Securities participating in such registration in writing that in its good faith judgment the number of shares of Registrable Securities and the other securities requested to be registered exceeds the number of shares of Registrable Securities and other securities which can be sold in such offering, then (i) the number of shares of Registrable Securities and other securities so requested to be included in the offering will be reduced to that number of shares which in the good faith judgment of the managing underwriter can be sold in such offering (except for shares to be issued by the Company in an offering initiated by the Company, which will have priority over the shares of Registrable Securities), and (ii), subject to existing priority rights of the holders of such other securities, such reduced number of shares will be allocated among all participating Holders of Registrable Securities and the holders of other securities in proportion, as nearly as practicable, to the respective number of shares of Registrable Securities and other securities held by such Holders and other holders at the time of filing the registration statement in relation to the total number of shares of Common Stock outstanding on a fully diluted basis.


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All Registrable Securities which are excluded from the underwriting by reason of the underwriter's marketing limitation and all other Registrable Securities not originally requested to be so included will not be included in such registration and will be withheld from the market by the Holders thereof for a period, not to exceed 180 days, which the managing underwriter reasonably determines is necessary to effect the underwritten public offering.


     4. REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions of Section 2 or 3 hereof to effect the registration of Registrable Securities under the Securities Act, the Company will:

          (a) In accordance with the Securities Act and all applicable rules and regulations thereunder, prepare and file with the Commission a registration statement with respect to such securities and use its commercially reasonable efforts to cause such registration statement to become effective, and use its commercially reasonable efforts to cause such registration statement to remain effective (including preparing and filing with the Commission such amendments and supplements to such registration statement and the prospectus contained therein as may be necessary to keep such registration statement effective) until the securities covered by such registration statement have been sold or as otherwise set forth in Section 2;

          (b) If the offering is to be underwritten in whole or in part, enter into a customary written underwriting agreement in form and substance reasonably satisfactory to the managing underwriter of the public offering, the Company and the Holders of a Majority of the Registrable Securities participating in such offering;

          (c) Furnish to the Holders participating in such registration and to the underwriters of the securities being registered such number of copies of the registration statement and each amendment and supplement thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and Holders may reasonably request in order to facilitate the public offering of such securities; PROVIDED, HOWEVER, that the obligation of the Company to deliver copies of prospectuses or preliminary prospectuses to any Holder shall be subject to the receipt by the Company of reasonable assurances from such Holder that the Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such prospectuses or preliminary prospectuses;

          (d) Use its commercially reasonable efforts to register or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating Holders and underwriters may reasonably request within ten days prior to the original filing of such registration statement, except that the Company will not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

          (e) Notify the Holders participating in such registration, promptly after it receives notice thereof, of the date and time when such registration statement and each


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     post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (f) Notify such Holders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (g) Prepare and file with the Commission, promptly upon the request of any such Holders, any amendments or supplements to such registration statement or prospectus which, in the written opinion of counsel for such Holders, which opinion shall be reasonably acceptable to counsel for the Company, is required under the Securities Act or the rules and regulations of the Commission thereunder in connection with the distribution of the Registrable Securities by such Holders;

          (h) Prepare and file promptly with the Commission, and promptly notify such Holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

          (i) Advise such Holders, promptly after it receives notice or obtains knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

          (j) At the request of any Holder of Registrable Securities covered by such registration statement, furnish to such Holder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, (i) an opinion dated such date of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the Holder or Holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and (ii) letters dated each of such effective date and such closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as are customarily provided in "cold comfort letters" in underwritten public offerings.


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     5.   EXPENSES. With respect to the registration effected pursuant to
Section 2 hereof, the Company will bear all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith; PROVIDED, HOWEVER, that the Company shall not be liable for any underwriting discounts and commissions, which in all cases shall be borne by the Holders. Such fees, costs and expenses of registration to be borne as provided in the preceding sentence, include, without limitation, all registration, filing and NASD fees, printing expenses, fees and disbursements of counsel and accountants for the Company, all expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered or qualified and reasonable fees and disbursements (not to exceed $15,000) of one firm of counsel for all selling security holders, selected by the Holders of a Majority of the Registrable Securities to be included in such registration, and reasonably acceptable to the Company.

     6. INDEMNIFICATION

          (a) The Company agrees to indemnify and hold harmless each Holder of Registrable Securities which are included in a registration statement pursuant to the provisions of this Agreement and each of such Holder's officers, directors, partners, legal counsel and accountants, and each Person who controls such Holder within the meaning of the Securities Act and any underwriter (as defined in the Securities Act) for such Holder, and any Person who controls such underwriter within the meaning of the Securities Act, from and against, and to reimburse such Holder, its officers, directors, partners, legal counsel, accountants and controlling Persons and each such underwriter and controlling Person of such underwriter with respect to, any and all claims, actions (actual or threatened), demands, losses, damages, liabilities, costs and expenses to which such Holder, its officers, directors, partners, legal counsel, accountants or controlling Persons or any such underwriter or controlling Person of such underwriter may become subject under the Securities Act or otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such claim, action, demand, loss, damage, liability, cost or expense is caused by an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with written information furnished by such Holder, such underwriter or such controlling Person specifically for use in the preparation thereof.


          (b) Each Holder of shares of Registrable Securities that are included in a registration statement pursuant to the provisions of this Agreement agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers, directors, legal counsel and accountants, any underwriter and each Person who controls the Company or any underwriter within the meaning of the Securities Act, from and against, and agrees to reimburse the Company, its officers, directors, legal counsel, accountants and controlling Persons, any underwriter with respect to, any and all claims, actions, demands, losses, damages, liabilities, costs or expenses to which the Company, its officers, directors, legal counsel, accountants, such controlling Persons, or any underwriter may become subject under the Securities Act or


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otherwise, insofar as such claims, actions, demands, losses, damages, liabilities, costs or expenses are caused by any untrue or alleged untrue statement of any material fact contained in such registration statement, any prospectus contained therein or any amendment or supplement thereto, or are caused by the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in conformity with written information furnished by such Holder specifically for use in the preparation thereof. Notwithstanding the foregoing, no Holder of Registrable Securities will be obligated hereunder to pay more than the net proceeds realized by it upon its sale of Registrable Securities included in such registration statement.


          (c) Promptly after receipt by a party indemnified pursuant to the provisions of subsection (a) or (b) of this Section of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim therefor is to be made against the indemnifying party pursuant to the provisions of subsection (a) or (b), notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to an indemnified party otherwise than under this Section and will not relieve the indemnifying party from liability under this
Section 6 unless such indemnifying party is prejudiced by such omission. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party reasonably concludes that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties will have the right to select separate counsel (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party or parties). Upon the permitted assumption by the indemnifying party of the defense of such action, and approval by the indemnified party of counsel, the indemnifying party will not be liable to the indemnified party under subsection (a) or (b) for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof (other than reasonable costs of investigation) unless
(i) the indemnified party has employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party has employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time,
(iii) the indemnifying party and its counsel fail actively and vigorously to pursue the defense of the action or (iv) the indemnifying party authorizes the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will be liable to an indemnified party for any settlement of any action or claim without the consent of the indemnifying party, and no indemnifying party may unreasonably withhold its consent to any such settlement. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability with respect to such claim or litigation.


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          (d) If the indemnification provided for in subsection (a) or (b) of this Section is held by a court of competent jurisdiction to be unavailable to a party to be indemnified with respect to any claims, actions, demands, losses, damages, liabilities, costs or expenses referred to therein, then each indemnifying party under any such subsection, in lieu of indemnifying such indemnified party thereunder, agrees to contribute to the amount paid or payable by such indemnified party as a result of such claims, actions, demands, losses, damages, liabilities, costs or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such claims, actions, demands, losses, damages, liabilities, costs or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder of Registrable Securities will be obligated to contribute pursuant to this subsection will be limited to an amount equal to the per share public offering price (less any underwriting discount and commissions) multiplied by the number of shares of Registrable Securities sold by such Holder pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which such Holder has otherwise been required to pay in respect of such claim, action, demand, loss, damage, liability, cost or expense or any substantially similar claim, action, demand, loss, damage, liability, cost or expense arising from the sale of such Registrable Securities). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution hereunder from any person who was not guilty of such fraudulent misrepresentation.

     7. REPORTING REQUIREMENTS UNDER EXCHANGE ACT. The Company will maintain the effectiveness of its registration under Section 12 of the Exchange Act and file timely (whether or not it is then required to do so) such information, documents and reports as the Commission may require or prescribe under Section 15(d) of the Exchange Act. The Company will, forthwith upon written request, furnish to any Holder of Registrable Securities a written statement by the Company that it has complied with such reporting requirements. In addition, the Company will take such other measures and file such other information, documents and reports, as may be required of it hereafter by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect).

     8. HOLDER INFORMATION. The rights of each Holder of Registrable Securities to participate in any registration is to be effected pursuant to this Agreement is subject to such Holder furnishing the Company with such information with respect to such Holder and the distribution of such Registrable Securities as the Company may from time to time reasonably request and as may be required by law or by the Commission in connection therewith, and each Holder of Registrable Securities as to which any registration is to be effected pursuant to this Agreement shall furnish the Company with such information.

     9. SUSPENSION OF SALES. Upon receipt of written notice from the Company that a registration statement or prospectus contains an untrue statement of a material fact or omits to


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state a material fact required to be stated therein or necessary to make the statements therein not misleading (a "MISSTATEMENT"), each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until such Holder has received copies of the supplemented or amended prospectus that corrects such Misstatement, or until such Holder is advised in writing by the Company that the use of the prospectus may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

     10. FORMS. All references in this Agreement to particular forms of registration statements are intended to include, and will be deemed to include, references to all successor forms which are intended to replace, or to apply to similar transactions as, the forms herein referenced.

     11.  MISCELLANEOUS

          11.1 WAIVERS AND AMENDMENTS. With the written consent of the Holders of a Majority of the Registrable Securities, the obligations of the Company and the rights of the Holders under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely), and with the same consent the Company may enter into a supplementary agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of any supplemental agreement or modifying in any manner the rights and obligations hereunder of the Holders and the Company; PROVIDED, HOWEVER, that no such waiver or supplemental agreement may reduce the aforesaid proportion of Registrable Securities, the Holders of which are required to consent to any waiver or supplemental agreement, without the consent of the Holders of all the Registrable Securities; and PROVIDED FURTHER that any such waiver amendment or supplement that applies only to a particular registration shall require only the written consent of the Holders of a Majority of the Registrable Securities included in such registration. Upon the effectuation of each such waiver, consent or agreement of amendment or modification, the Company will give prompt written notice thereof to the Holders of the Registrable Securities who have not previously consented thereto in writing. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally or by course of dealing, but only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, except to the extent provided in this Section 11.1. Specifically, but without limiting the generality of the foregoing, the failure of any Investor at any time or times to require performance of any provision hereof by the Company will not affect the right of any Investor at a later time to enforce the same. No waiver by any party of the breach of any term or provision contained in this Agreement, in any one or more instances, will be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

          11.2 EFFECT OF WAIVER OR AMENDMENT. Each Investor acknowledges that by operation of Section 11.1 the Holders of a Majority of the Registrable Securities will, subject to the limitations contained in Section 11.1, have the right and power to diminish or eliminate certain rights of such Investor under this Agreement.


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          11.3 RIGHTS OF INVESTORS INTER SE. Each Investor has the absolute right to exercise or refrain from exercising any right or rights which such Investor may have by reason of this Agreement or any Registrable Security, including, without limitation, the right to consent to the waiver of any obligation of the Company under this Agreement and to enter into an agreement with the Company for the purpose of modifying this Agreement or any agreement effecting any such modification, and such Investor will not incur any liability to any other Investor or Investors with respect to exercising or refraining from exercising any such right or rights.

          11.4 NOTICES. All notices, requests, consents and other communications required or permitted hereunder will be in writing and will be delivered, or mailed first class postage prepaid, registered or certified mail,

          (a) If to any Investor, addressed to such Investor at its address shown on Annex A hereto, or at such other address as such Investor may specify by written notice to the Company; or

          (b) If to the Company, at 13160 Mindanao Way, Suite 350, Marina del Rey, California 90292, or at such other address as the Company may specify by written notice to the Investors;

and each such notice, request, consent and other communication will for all purposes of this Agreement be treated as being effective or having been given when delivered, if delivered personally, or, if sent by mail, at the earlier of its actual receipt or three days after the same has been deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and postage prepaid as aforesaid.

          11.5 SEVERABILITY. Should any one or more of the provisions of this Agreement or of any agreement entered into pursuant to this Agreement be determined to be illegal or unenforceable, it is the intention of the parties hereto that all other provisions of this Agreement and of each other agreement entered into pursuant to this Agreement should be given effect separately from the provision or provisions determined to be illegal or unenforceable and not be affected thereby.

          11.6 PARTIES IN INTEREST. All the terms and provisions of this Agreement will be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not and, in particular, will inure to the benefit of and be enforceable by the Holder or Holders at the time of any registration of Registrable Securities. Subject to the immediately preceding sentence, this Agreement will not run to the benefit of or be enforceable by any Person other than a party to this Agreement and its successors and assigns.

          11.7 HEADINGS. The headings of the sections, subsections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

          11.8 ENTIRE AGREEMENT. This Agreement constitutes the entire understanding of the parties hereto and supersedes all prior understanding among such parties.

          11.9 CHOICE OF LAW. This Agreement and any and all matters related to or arising under this Agreement shall be governed by the internal laws of the State of California, regardless of any provisions on choice of or conflicts of law.

          11.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts will be deemed an original, will be construed together and will constitute one and the same instrument.

                            (SIGNATURE PAGE FOLLOWS)

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed personally or by a duly authorized representative thereof as of the day and year first above written.

                                  DIGITAL LAVA INC.

                                  By: /s/ ROBERT GREENE
                                      ------------------------
                                      Robert Greene
                                      Chief Executive Officer

                                  SPECIAL SITUATIONS TECHNOLOGY FUND L.P.

                                  By: /s/ DAVID GREENHOUSE
                                      ------------------------
                                      Name: David Greenhouse
                                      Title: Managing Director

                                  SPECIAL SITUATIONS PRIVATE EQUITY L.P.

                                  By: /s/ DAVID GREENHOUSE
                                      ------------------------
                                      Name: David Greenhouse
                                      Title: Managing Director

                                  NEW FRONTIER CAPITAL L.P.

                                  By: /s/ WILLIAM L. MUSSER JR.
                                      ------------------------
                                      Name: William L. Musser Jr.
                                      Title: General Partner


                                  WESTWARD INC.

                                  By: /s/ WILLIAM L. MUSSER JR.
                                      ------------------------
                                      Name: William L. Musser Jr.
                                      Title: President

                                  JMG CAPITAL PARTNERS L.P.

                                  By: /s/ JONATHAN M. GLASER
                                      ------------------------
                                      Name: Jonathan M. Glaser
                                      Title: Member Manager

                                  JMG TRITON OFFSHORE FUND LIMITED

                                  By: /s/ JONATHAN M. GLASER
                                      ------------------------
                                  Name: Jonathan M. Glaser
                                  Title: Member Manager


                                  WATSON INVESTMENT PARTNERS I

                                  By: /s/ STEPHEN WATSON
                                     -----------------------
                                  Name: Stephen Watson
                                  Title: General Partner


                                  WATSON INVESTMENT PARTNERS II

                                  By: /s/ STEPHEN WATSON
                                     -----------------------
                                  Name: Stephen Watson
                                  Title: General Partner


                                  UPLAND ASSOCIATES L.P.

                                  By: /s/ DWIGHT E. LEE
                                      ------------------------
                                  Name: Dwight E. Lee
                                  Title: Managing Partner


                                  CAROL C. TIMMIS

                                  By: /s/ CAROL C. TIMMIS
                                      ------------------------


                                  VALOR CAPITAL MANAGEMENT L.P.

                                  By: /s/ JOHN M. KRATKY III
                                      ------------------------
                                  Name: John M. Kratky III
                                  Title: General Partner


                                  DONALD P. MORIARTY

                                  By: /s/ DONALD P. MORIARTY
                                      ------------------------


                                  JOHN H. TIMMIS

                                  By: /s/ JOHN H. TIMMIS
                                      ------------------------


                                  GOODNOW, GRAY & CO.

                                  By: /s/ EDWARD GOODNOW
                                      ------------------------
                                  Name: Edward Goodnow
                                  Title: General Partner

                                  VERTICAL PARTNERS L.P.

                                  By: /s/ BRADLEY PURCELL
                                      ------------------------
                                  Name: Bradley Purcell
                                  Title: Managing Partner

                                  EDWARD M. GILES, IRA #2

                                  By: /s/ EDWARD M. GILES
                                      ------------------------


                                  EDWARD M. & Patricia V. Giles Insurance Trust

                                  By: /s/ F. HUDNALL CHRISTOPHER JR.
                                      ------------------------
                                  Name: F. Hudnall Christopher Jr.
                                  Title: Trustee

                                  BENJAMIN P. & Catherine S. Giess

                                  By: /s/ BENJAMIN P. GIESS
                                      -----------------------


                                  JOHN D HOGAN, IRA #1

                                  By: /s/ JOHN D. HOGAN
                                      ------------------------


                                  JOSEPH D. LANSING

                                  By: /s/ JOSEPH D. LANSING SR.
                                      ------------------------


                                  JOHN BELKO

                                  By: /s/ JOHN S. BELKO
                                      ------------------------

                                  ARTHUR A. & ALICE G. SASAHARA INSURANCE TRUST

                                  By: /s/ CLAIRE M. SASAHARA
                                      ------------------------
                                  Name: Claire M. Sasahara
                                  Title: Trustee


                                  By: /s/ ELLEN R. SASAHARA
                                      ------------------------
                                  Name: Ellen R. Sasahara
                                  Title: Trustee

                                  BRUCE HAVERBERG

                                  By: /s/ BRUCE A. HAVERBERG
                                      ------------------------


                                  MARY HAVERBERG

                                  By: /s/ MARY T. HAVERBERG
                                      ------------------------


                                  STUART H. WHITLOCK, IRA ROLLOVER

                                  By: /s/ STUART H. WHITLOCK
                                      ------------------------
                                  Name: Stuart H. Whitlock
                                  Title: Executive Director-Investments


                                  CLAIRE R. SAXE

                                  By: /s/ CLAIRE R. SAXE
                                      ------------------------


                                  JOHN EVERETS

                                  BY: /s/ JOHN W. EVERETS
                                  ----------------------------


                                  CHESTER WHITE

                                  By: /s/ CHESTER WHITE
                                      ------------------------

                                     ANNEX A
                                    INVESTORS

                                                            Number of
         Name and Address                                    Shares
--------------------------------------------------------------------------------
Special Situations Technology Fund L.P.                       250,000
153 East 53rd Street, 55th Floor
New York, NY 10022
Attn: Steve Becker
Tel: 212-207-6505

Special Situations Private Equity Fund L.P.                   400,000
153 East 53rd Street, 55th Floor
New York, NY 10022
Attn: Steve Becker
Tel: 212-207-6505

New Frontier Capital L.P.                                     306,250
919 Third Avenue, 6th Floor
New York, NY 10022
Attn: Bill Musser
Tel: 212-207-4707
Fax: 212-207-4648

Westward Inc.                                                 43,750
919 Third Avenue, 6th Floor
New York, NY 10022
Attn: Bill Musser
Tel: 212-207-4707
Fax: 212-207-4648

JMG Capital Partners L.P.                                     125,000
1999 Avenue of the Stars
Suite 2530
Los Angeles, CA 90067
Attn: Jonathan M. Glaser
Tel: 310-201-2619
Fax: 310-201-2694

JMG Triton Offshore Fund Limited                              125,000
1999 Avenue of the Stars, Suite 2530
Los Angeles, CA 90067
Attn: Jonathan M. Glaser
Tel: 310-201-2619
Fax: 310-201-2694

Watson Investment Partners I                                  169,500
237 Park Avenue, Suite 801
New York, NY 10017
Attn: Tristan Barr
Tel: 212-692-3640

Watson Investment Partners II                                  38,000
237 Park Avenue, Suite 801
New York, NY 10017
Attn: Tristan Barr
Tel: 212-692-3640

Upland Associates L.P.                                        250,000
Attn:  Dwight Lee
530 Fifth Avenue, 26th Floor
New York, NY.  10036
Tel: 212-398-8700

Carol C. Timmis                                               160,000
278 Hawley Road
North Salem, NY 10560
Tel: 914-669-8068

Valor Capital Management L.P.                                 100,000
200 Park Avenue, Suite 3900
New York, NY 10166
Attn: John M. Kratky
Tel: 212-808-7472
Fax: 212-808-7475

Donald P. Moriarty                                            100,000
c/o Twin Oaks Partners
1 Main Street, Suite 202
Chatham, NJ 07928
Tel: 973-635-7069

John H. Timmis                                                100,000
278 Hawley Road
North Salem, NY 10560
Tel: 914-669-8068

Goodnow, Grey & Co.                                           60,000
36 Old Kings Highway South
Darien, CT 06820
Attn: Brad Purcell
Tel: 203-655-3391
Fax: 203-655-7351

Vertical Partners L.P.                                        40,000
36 Old Kings Highway South
Darien, CT 06820
Attn: Brad Purcell
Tel: 203-655-3391
Fax: 203-655-7351

Edward Giles, IRA #2                                          65,000
c/o Fiduciary Trust International
2 Wall Street, 90th Floor
New York, NY 10048
Attn:  Lee Ludwig

Edward M. & Patricia V. Giles Insurance Trust                 25,000
c/o Fiduciary Trust International
2 Wall Street, 90th Floor
New York, NY 10048
Attn:  Lee Ludwig

Benjamin P. & Catherine S. Giess                              25,000
Johnson Place
Rye, NY 10580
Tel: 914-835-8183

John D. Hogan, IRA #1                                         10,000
c/o Fiduciary Trust International
2 Wall Street, 90th Floor
New York, NY 10048
Attn: Lee Ludwig

Joseph D. Lansing                                             25,000
160 Biscay Drive
Bal Harbour, FL 33154
Tel: 305-867-0040

John Belko                                                    10,000
43 Old Harbor Road
Adamsville, RI 02801
Tel: 401-635-4866

Arthur A. & Alice G. Sasahara Insurance Trust                 10,000
The Courtyard, #12
1115 Beacon Street
Newton, MA 02461
Tel: 617-527-4687

Bruce Haverberg                                               10,000
10 Tremont, Suite 200
Boston MA 02108
Tel: 617-723-2446

Mary Haverberg                                                10,000
10 Tremont, Suite 200
Boston MA 02108
Tel: 617-723-2446

Stuart H. Whitlock                                            10,000
CIBC Oppenheimer
1 Federal St, 22nd Fl.
Boston, MA. 02110
Tel: 800-828-6726

Claire R. Saxe                                                10,000
c/o Edward A. Saxe
Bingham, Dana & Gould
150 Federal Street
Boston, MA 02110
Tel: 617-951-8723

John Everets                                                  10,000
HBSC
60 State Street
35th Floor
Boston, MA 02109
Tel: 617-720-7250

Chester White                                                 12,500
First Security Van Kasper
10877 Wilshire Blvd., Suite 1700
Los Angeles, CA 90024

-------------------------------------------------------------------------------
                                                 Total:       2,500,000